EXHIBIT 10(lvi)

ANADARKO PETROLEUM CORPORATION

BENEFITS TRUST AGREEMENT

(AS AMENDED AND RESTATED

EFFECTIVE AS OF NOVEMBER 5, 2008)

i

5.1	The Trust Fund	9
5.2	Investment in Company Securities in the Trust Fund	9
5.3	Investment Substitution	10
5.4	Accounting	10
5.5	Trustee’s General Powers Rights and Duties	11
5.6	Common Fund	13
5.7	Compensation and Expenses	13
5.8	Insurance	13
5.9	Trustee Only Responsible for Assets Received	14
5.10	Carrying on a Business	14
5.11	Proof of Trustee’s Authority	14
5.12	Maintenance of Trust’s Records	14
5.13	Trustee’s Accounting Reports to Company	14

ARTICLE 6		14

INVESTMENT FUNDS AND INVESTMENT MANAGERS		14
6.1	Investment Funds	14
6.2	Investment Managers	15

ARTICLE 7		16

ADMINISTRATION OF THE TRUST		16
7.1	Directions	16
7.2	Expenses of Administration	16
7.3	Accumulation Trust	16
7.4	Investment of Trust Fund	17
7.5	Legal Ownership	17
7.6	Denial of Claim	17
7.7	Arbitration	19
7.8	Missing Persons	19

ARTICLE 8		19

TRUSTEE RESPONSIBILITY REGARDING PAYMENTS TO TRUST BENEFICIARY WHEN COMPANY IS INSOLVENT		19
8.1	Insolvency	19
8.2	Claims of General Creditors	20
8.3	Resumption of Payments to Participants	21

ARTICLE 9		21

RESIGNATION OR REMOVAL OF TRUSTEE		21
9.1	Resignation or Removal of Trustee	21
9.2	Successor Trustee	21
9.3	Duties of Predecessor Trustee and Successor Trustee	21

ARTICLE 10		22

EFFECT OF CHANGE OF CONTROL		22
10.1	Potential Change of Control	22
10.2	Change of Control	22

ii

10.3	Funding Upon a Change of Control	23
10.4	Elimination of Investment Restrictions and Changes to Article 6 Upon a Change of Control	23
10.5	Amendment of Trust Agreement Without Consent of Participants	24
10.6	Amendment of Trust Agreement With Consent of Participants	24
10.7	Additional Participants	24
10.8	Notification of Potential Change of Control or a Change of Control	24

ARTICLE 11		25

AMENDMENT OR TERMINATION		25
11.1	Amendment	25
11.2	Termination	25
11.3	Duration	26
11.4	Distribution upon Termination	26
11.5	Consolidation or Merger of the Company	26

ARTICLE 12		26

LIABILITY AND INDEMNIFICATION		26
12.1	Liabilities Mutually Exclusive	26
12.2	Indemnification	26
12.3	Trustee’s Actions Conclusive	27

ARTICLE 13		27

MISCELLANEOUS		27
13.1	Severability	27
13.2	Nonalienation	27
13.3	Governing Law	27
13.4	Evidence	27
13.5	Notice and Waiver of Notice	27
13.6	Counterparts	28
13.7	Gender and Number	28
13.8	Scope of this Agreement	28
13.9	Statutory References	28
13.10	Merger of Trustee	28
13.11	Construction	28
13.12	Situs	28
13.13	Trust Not an Employment Contract with Participants	28
13.14	Spendthrift Provisions	29

iii

ANADARKO PETROLEUM CORPORATION

BENEFITS TRUST AGREEMENT

THIS BENEFITS TRUST AGREEMENT (“Agreement”) was originally entered into on the 15th day of May of 1995, by and between Anadarko Petroleum Corporation, a Delaware corporation (the “Company”) and Wachovia Bank of North Carolina, N.A., currently Wachovia Bank, National Association, (the “Trustee”), as the “Anadarko Petroleum Corporation Executives and Directors Benefits Trust Agreement”, and is now hereby amended, restated and renamed as the “Anadarko Petroleum Corporation Benefits Trust Agreement”, effective as of November 5, 2008 (the “Effective Date”).

W I T N E S S E T H:

WHEREAS, the Company has adopted the nonqualified deferred compensation plans, employment agreements and other arrangements listed in Appendix A to this Agreement and may hereafter adopt, amend and add to Appendix A any additional nonqualified deferred compensation plans, employment agreements or other arrangements that are intended to provide certain benefits to (i) a select group of management or highly compensated employees for purposes of certain exemptions provided under Title I of ERISA (as herein defined) and (ii) directors of the Board (as herein defined) (collectively, the “Plans”, individually a “Plan”); and

WHEREAS, the Company has incurred or expects to incur liability under the terms of the Plans with respect to the individuals and/or their Beneficiaries (as herein defined) who are Participants (as herein defined) in such Plans (including individuals who are no longer employed with the Company but who continue to have a right to receive benefits under a Plan); and

WHEREAS, the Company desires to continue to be the grantor of the Trust (as herein defined) and to contribute assets to the Trust that shall be held therein, subject to the claims of the Company’s creditors in the event of the Company’s Insolvency (as herein defined) until paid to Participants in such manner and at such times as specified in the Plans; and

WHEREAS, it is the intention of the parties that the Trust shall not affect the status of the Plans as unfunded plans maintained to provide nonqualified deferred compensation for (i) a select group of management or highly compensated employees for purposes of Title I of ERISA and (ii) directors of the Board; and

WHEREAS, the Company has agreed to take steps to assure that the future payment of all amounts due under the Plans will not be improperly withheld in the event that a Change of Control (as herein defined) of the Company should occur; and

WHEREAS, for purposes of assuring that such payments will not be improperly withheld, the Company desires to deposit with the Trustee, subject to the claims of the Company’s existing or future general creditors in the event of Insolvency, cash and other property contributions for the payment of the fees and expenses of the Trust and benefits due under the Plans;

NOW, THEREFORE, the parties do hereby amend and restate the Agreement under the form of this document, without a gap or lapse in the continuation of the Trust, as follows:

ARTICLE 1

ESTABLISHMENT AND COMPANY CONTRIBUTIONS

1.1 Establishment. The Company has deposited, and may make additional deposits, with the Trustee in Trust such cash or other property as it deems appropriate, which shall be held, administered and disposed of by the Trustee as provided in this Agreement.

1.2 Trust Irrevocable. The Trust shall be irrevocable and shall be held for the exclusive purpose of providing benefits under a Plan to Participants and defraying the Trust’s expenses in accordance with the provisions of this Trust Agreement. No part of the income or corpus of the Trust Fund shall be recoverable by the Company, except as provided in Section 4.1.

1.3 Status of the Trust. The Trust is intended to be a grantor trust under Sections 671-677 of the Code, and the Company, as grantor, shall be the “owner” within the meaning of those provisions. The Company shall file its federal income tax returns in a manner consistent with those provisions of the Code. The Trust Agreement shall also be construed in a manner consistent with such provisions. The principal of the Trust, and any earnings thereon, shall continue to be assets of the Company but held separate and apart from other funds of the Company and shall be used exclusively as herein set forth. Participants shall have no preferred claim on, or any beneficial ownership interest in, the Trust. Any rights created under any Plan and this Agreement shall be mere unsecured contractual rights of Participants against the Company. The Trust will be subject to the claims of the Company’s general creditors under federal and state law in the event of Insolvency. All interest and other income earned on the investment of the Trust Fund shall be the property of, and taxable to, the Company. All taxes on or with respect to the Trust shall be payable by the Company from separate funds and shall not be a charge against the Trust.

1.4 Company Contributions. From time to time in its discretion, the Company shall contribute cash or other property as deemed appropriate by the Company to the Trust to be held, administered and disposed of by the Trustee as provided in this Agreement. Except as specifically provided in this Agreement, neither the Trustee nor any Participant shall have any right to compel the Company to make contributions to the Trust. Once contributed to the Trust, the assets shall immediately become subject to the terms and provisions of this Agreement.

1.5 Trustee’s Acceptance. The Trustee accepts its duties and obligations as Trustee hereunder, agrees to accept delivery of cash and other property delivered to it by the Company pursuant to this Agreement, and agrees to hold such cash and other property and any proceeds from the investment of such assets to the extent not returned or paid by the Trust to the Company pursuant to Article 4 in Trust, in accordance with the terms and conditions of this Agreement.

1.6 Trust Agreement Given Precedence Over Any Plan Document. In the event of a conflict between the terms and provisions of the Trust Agreement and those of any Plan document, the Trust Agreement shall be given precedence. To the full extent possible, the terms and provisions of any Plan document and those of the Trust Agreement shall be interpreted as mutually consistent.

ARTICLE 2

DEFINITIONS

2.1 Affiliated Entity. “Affiliated Entity” means an entity that is affiliated by common ownership or control with the Company, as determined by the Company.

2.2 Beneficiary. “Beneficiary” means the person or entity designated under a Plan to receive benefits in the event of the death of the Participant.

2.3 Board. “Board” means the Board of Directors of the Company.

2.4 Change of Control. “Change of Control” means a change of control of the Company, as defined in Section 10.2.

2.5 Code. “Code” means the Internal Revenue Code of 1986, as amended, and the regulations and other authority issued thereunder by the appropriate governmental authority.

2.6 Company. “Company” means Anadarko Petroleum Corporation, and any successor thereto.

2.7 Current Aggregate Accrued Obligations. “Current Aggregate Accrued Obligations” shall have the meaning ascribed to such term in Section 3.1.

2.8 Current Year Obligations “Current Year Obligations” shall have the meaning ascribed to such term in Section 3.1.

2.9 Effective Date. “Effective Date” means the effective date of this amendment and restatement of the Trust Agreement, as specified in the first paragraph hereof.

2.10 ERISA. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations and other authority issued thereunder by the appropriate governmental authority.

2.11 Insolvency or Insolvent. “Insolvency” or “Insolvent” means that the Company is (a) unable to pay its debts as they mature or (b) is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

2.12 Investment Manager. “Investment Manager” means, as defined in Section 3(38) of ERISA, a person, or the agent of such person, which may include an individual, corporation or other entity, who is not a Trustee, is designated by the Company, and (a) has acknowledged that it is a fiduciary with respect to the Trust Fund, (b) has the power to manage, acquire or dispose of any asset or all or any portion of the Trust Fund, and (c) is (i) registered as an investment advisor under the Investment Advisors Act of 1940, (ii) a bank (as defined in the Investment Advisors Act of 1940), or (iii) an insurance company which is qualified to manage, acquire and dispose of assets of a trust under the laws of more than one state.

2.13 Participant. “Participant” means (a) any member or former member of the Company’s Board who is participating in a Plan, or who is not currently participating or accruing benefits thereunder but who is eligible to receive benefits under a Plan in accordance with its provisions; (b) any employee or former employee of the Company or an Affiliated Entity who is participating in a Plan, or any active employee who is eligible to receive benefits under a Plan in accordance with its provisions; (c) a Beneficiary in the event of the death of such member of the Board or employee or former member of the Board or employee, or (d) any other person who is entitled to benefits under the terms of a Plan such as, for example, an alternate payee under a qualified domestic relations order as defined in Section 414(p) of the Code.

2.14 Payment and Obligation Schedule. “Payment and Obligation Schedule” shall have the meaning ascribed in Section 3.1.

2.15 Trust “Trust” means the trust created under this Agreement, as it is maintained and administered pursuant to the terms and provisions of the Trust Agreement.

2.16 Trust Agreement “Trust Agreement” or “Agreement” means this declaration of trust, as it may be amended from time to time.

2.17 Trust Fund. “Trust Fund” means any and all property transferred to the Trustee and held by the Trustee in the Trust, including the investments thereof.

2.18 Trustee. “Trustee” means the trustee or trustees qualified and acting hereunder, or any successor or successors as appointed and serving in accordance with this Trust Agreement.

ARTICLE 3

PAYMENTS TO PARTICIPANTS AND THEIR BENEFICIARIES

3.1 Payment and Obligation Schedule. The Company may deliver, either at the beginning of each calendar year or, if prepared by a third party, as soon as practicable after receipt by the Company, to the Trustee a schedule for each Plan (the “Payment and Obligation Schedule”) that indicates:

(a) the amounts payable with respect to each Participant during such calendar year, the form in which such amount is to be paid (as provided for or available under the Plans), and the time of commencement and termination for payment of such amounts (the “Current Year Obligations”); and

(b) the present value (the “Current Aggregate Accrued Obligations”) as of the December 31 immediately preceding the calendar year for which the Payment and Obligation Schedule is being prepared of the Company’s future obligations under the Plans to all then Participants based upon their service with “the Company as of such” December 31 and their compensation and other factors relevant to such present value determination as of such December 31.

3.2 Company Determination of Benefits. The entitlement of a Participant to benefits under any Plan shall be determined by the Company, and any claim by a Participant for such benefits shall be pursuant to the terms of each specific Plan.

3.3 Payment of Benefits by the Company. The Company may make payment of benefits directly to Participants as they become due under the terms of the Plans. The Company shall notify the Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to Participants by the Trustee. The Company may direct the Trustee in writing to reimburse the Company from the Trust for Plan benefits paid directly to a Participant by the Company.

If for any reason the Company does not make payment of benefits directly to Participants as they become due under the terms of the Plans, the Trustee shall make such payments from the Trust in accordance with the Payment and Obligation Schedule, provided that the Trustee shall only pay in any calendar year the Current Year Obligations for such calendar year. The Trustee shall promptly notify the Company of each such payment.

If payments are being made by the Trustee from the Trust to Participants and the assets of the Trust are insufficient to make all payments of benefits in accordance with the terms of the Plans, the Company shall make the balance of each such payment as it becomes due and payable. The Trustee shall promptly notify the Company when the assets of the Trust Fund are insufficient.

ARTICLE 4

PAYMENTS TO COMPANY

4.1 Reversions to Company. Prior to a Change of Control, if it is determined at the end of any calendar year that the value of the Trust is greater than one hundred percent (100%) of then Current Aggregate Accrued Obligations under the Plans, the Company may direct, and the Trustee shall return to the Company, such excess assets within ten (10) days of such direction, so as to reduce the net assets of the Trust to no less than one hundred percent (100%) of the then Current Aggregate Accrued Obligations.

Following a Change of Control, if it is determined at the end of any calendar year that the value of the Trust is greater than one hundred twenty-five percent (125%) of then

Current Aggregate Accrued Obligations under the Plans, the Company may request and the Trustee, upon its sole determination, may return to the Company within twenty (20) days of such request, such excess assets so as to reduce the net assets of the Trust to no less than one hundred twenty-five percent (125%) of the then Current Aggregate Accrued Obligations.

4.2 Restrictions on Reversion. Except as provided in this Article 4, the Company shall have no right or power to direct the Trustee to return to the Company or to divert to others any of the assets in the Trust before payment of all benefits have been made to Participants pursuant to the terms of the Plans.

ARTICLE 5

MANAGEMENT OF THE TRUST FUND

5.1 The Trust Fund. The Trust Fund shall consist of all cash and other property acceptable to and received by the Trustee, plus any investment earnings or gains on such assets and less any investment loss or expense, benefit or disbursement paid pursuant to this Agreement. The Trustee may use a general disbursement account for distributions from the Trust without incurring any liability for payment of interest thereon, provided that the funds do not remain uninvested for an unreasonable time period, notwithstanding the Trustee’s receipt of credit or interest in respect of funds held in such disbursement account.

5.2 Investment in Company Securities in the Trust Fund. If shares of securities (including stock or rights to acquire stock) or obligations issued by the Company are contributed to the Trust, the Trustee shall have neither the right nor the power to sell or otherwise dispose of such securities without the express written consent of the Company, except for purposes of paying benefits to Participants and defraying the ordinary and necessary expenses of the Trust. Subject to applicable law and consistent with maintaining an effective tax deferral of Participant benefits, in the event that the Trust Fund holds voting securities of the Company, the Trustee, in its discretion, may solicit voting preferences from certain Participants with respect to matters that are to be presented to the Company’s common stockholders; provided, however, in all events, the Trustee shall retain the full discretion and authority to vote such Company voting securities as it deems appropriate regardless of voting preferences indicated by any Participant, or only if requested by the Trustee, as the Company or its delegate may direct.

(a) Registration. With respect to any investment of the assets in the Trust consisting of shares of the common stock of the Company (“Shares”), the Company shall promptly prepare, and shall file with the Securities and Exchange Commission within sixty (60) calendar days after the date the Company receives a request from the Trustee, in writing, to register the Shares, a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “1933 Act”). The Company and the Trustee, as applicable, shall use their best efforts to cause such registration statement to become effective as promptly as practicable. The Company shall (i) bear the expenses of such compliance with the 1933 Act and (ii) use its best efforts to maintain the effectiveness of such registration statement for at least thirty-six (36) months after the effective date of registration statement (the “Initial Effectiveness Period”) and any subsequent thirty-six (36) month period following the Initial Effectiveness Period (the “Subsequent Effectiveness Period”) so long as the Shares are still held in the Trust. If prior to the last day of the Initial Effectiveness Period or any Subsequent Effectiveness Period, the Shares are still held by the Trust, the Company will file a new registration statement on Form S-3 (or such other applicable registration form as may be required) under the 1933 Act prior to the end of such period. In the event that the Company cannot legally maintain the effectiveness of such registration statement at any time during the Initial Effectiveness Period or any Subsequent Effectiveness Period, the Company shall take such other reasonable steps as may be appropriate to permit the Trustee to distribute the Shares in compliance with the 1933 Act. The Trustee shall use its best efforts to comply with the 1933 Act and the rules and regulations promulgated thereunder in connection with any transfer or distribution by it of the Shares.

(b) Trading. The Company shall use its best efforts to have the Shares included in the shares of common stock of the Company listed on the New York Stock Exchange or on such other national stock exchange that the Company’s Shares are listed.

(c) Certificate Legend. Each certificate or book entry account representing any of the Shares may bear such legends, summaries or endorsements as the Company may reasonably deem appropriate and not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or governmental rule or regulation, or any applicable rule or regulation of the New York Stock Exchange or other exchange on which the shares are listed for trading. If requested by the Trustee, the Company shall cause any such legend to be removed promptly if at the time removal is permitted by such laws, rules or regulations.

5.3 Investment Substitution. The Company shall have the right at any time, and from time to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust. This right is exercisable by the Company in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity.

5.4 Accounting. The Company may direct the Trustee to maintain separate recordkeeping accounts for specific Plans or for all the Plans, in the name of each Participant which, pursuant to the rules established by the Company, will reflect with respect to each Participant:

(a) Deposits made by the Company to the Trust Fund;

(b) Income, losses, and appreciation or depreciation in the value of Trust assets resulting from the investment of the Trust Fund;

(c) Payments made from the Trust Fund to Participants; and

(d) Any other amounts charged to the accounts or accrued benefits of Participants, such as investment expenses.

As of the end of each Plan Year, such accounts shall be appropriately adjusted in accordance with such rules to reflect the then net worth of the Trust Fund, as determined as of that Plan year end by the Trustee and reported to the Company. The value of all deferrals and earnings thereon shall be identified for each Plan and for each Participant in any Plan, on a schedule prepared by the Trustee and delivered to the Company upon a mutually agreed time schedule.

5.5 Trustee’s General Powers Rights and Duties. With respect to the Trust Fund and subject only to the limitations expressly provided in this Agreement or imposed by applicable law, the Trustee shall have the following powers, rights, and duties in addition to those vested in it elsewhere in this Agreement or by law:

(a) To invest and reinvest part or all of the Trust Fund in any real or personal property (including investments in any stocks, bonds, debentures, mutual fund shares, notes, commercial paper, treasury bills, options, commodities, futures contracts, partnership interests, venture capital investments, any common, commingled, or collective trust funds, or pooled investment funds, any interest-bearing deposits held by any bank or similar financial institution, and any other real or personal property), and to diversify such investments so as to minimize the risk of large losses unless under the circumstances it is clearly prudent not to do so;

(b) To retain in cash such amounts as the Trustee considers advisable and as are permitted by applicable laws and to deposit any cash so retained in any depository (including any bank acting as trustee) which the Trustee may select;

(c) To manage, sell, insure, and otherwise deal with all real and personal property held by the Trustee on such terms and conditions as the Trustee shall decide;

(d) To vote stock and other voting securities directly or by proxy (and to delegate the Trustee’s powers and discretion with respect to such stock or other voting securities to any such proxy), to exercise subscription, conversion, and other rights and options (and make payments from the Trust Fund in connection therewith), to take any action and to abstain from taking any action with respect to any reorganization, consolidation, merger, dissolution, recapitalization, refinancing, and any other program or change affecting any property constituting a part of the Trust Fund (and in connection therewith to delegate the Trustee’s discretionary powers and to pay assessments, subscriptions, and other charges from the Trust Fund), to hold or register any property from time to time in the Trustee’s name or in the name of a nominee or to hold it unregistered and, with the approval of the Company, to borrow from anyone, including any bank acting as trustee, to the extent permitted by law, such amounts from time to time as the Trustee considers desirable to carry out this Trust (and to mortgage or pledge all or part of the Trust Fund as security);

(e) When directed by the Company or by any Investment Manager to acquire, retain, or dispose of such investments as the Company directs in accordance with this Agreement (following a Change of Control, the Company’s right to direct the Trustee under this subsection (e) shall cease);

(f) To make payments from the Trust Fund to provide benefits that have become payable under the Plans pursuant to direction from the Company, or that are required to be made to the general creditors of the Company as set forth in Section 8.2;

(g) With the prior written notice to the Company, to begin, maintain, or defend any litigation reasonably necessary in connection with the administration of the Trust, and the Company shall indemnify the Trustee against all reasonable expenses and liabilities sustained by the Trustee by reason of such litigation unless resulting from the negligence or intentional misconduct of Trustee;

(h) To withhold, if the Trustee considers it advisable, all or any part of any payment required to be made hereunder as may be deemed necessary and proper to protect the Trustee or the Trust Fund against any liability or claim on account of any estate, inheritance, income or other tax, or assessment attributable to any amount payable hereunder, and to discharge any such liability with any part or all of such payment so withheld, provided that at least ten (10) days prior to discharging any such liability with any amount so withheld, the Trustee shall notify the Company in writing of the Trustee’s intent to do so;

(i) To maintain records reflecting all receipts and payments under this Agreement and such other records as the Company specifies and the Trustee agrees to, which records may be audited from time to time by the Company or anyone named by the Company;

(j) To report to the Company as of each calendar year end, and at such other times as the Company may request, the then net worth of the Trust Fund (i.e., the fair market value of the Trust Fund, less liabilities known to the Trustee, other than liabilities to Participants and amounts payable from the Trust Fund to creditors who are not entitled to benefits under the Plans), on the basis of such data and information as the Trustee considers reliable;

(k) To furnish periodic accounts to the Company for such periods as the Company may specify, showing all investments, receipts, disbursements, and other transactions involving the Trust Fund during the applicable period and the assets of the Trust Fund held at the end of the period;

(l) To furnish the Company with such information in the Trustee’s possession as the Company may need for tax or other purposes. The Company shall pay, prepare, file, and furnish all Federal, state, and local tax deposits, returns, and reports required by any government agency or authority;

(m) With the prior written notice to the Company, to employ agents, attorneys, accountants, and other persons (who also may be employed by the Company, the Trustee, or others), to delegate discretionary powers to such persons, and to reasonably rely upon information and advice furnished by such persons; provided that each such delegation and the acceptance thereof by each such person shall be in writing; and, provided further, that the Trustee may not delegate its responsibilities as to the management or control of the Trust Fund;

(n) To perform all other acts which, in the Trustee’s judgment, are appropriate for the proper management, investment, and distribution of the Trust Fund to the extent such duties have not been assigned to others as provided herein; and

(o) To invest in securities (including stock or rights to acquire stock) or obligations issued by the Company and, in such event, all rights associated with assets of the Trust shall be exercised by Trustee or person designated by Trustee, and shall in no event be exercisable by or remain with Participants.

The Trustee shall not be either individually or severally liable for any taxes of any kind levied or assessed under the existing or future laws against the Trust Fund. With respect to payments made by the Trustee, the Trustee shall be responsible for (i) reporting and withholding any federal, state, or local taxes that may be required to be withheld with respect to a payment; (ii) furnishing to each person receiving payment or distribution from the Trust, appropriate tax information evidencing such payment or distribution and the amount thereof; and (iii) providing to the Company the necessary information for preparing and filing all information reports and tax returns required to be filled with any Federal, state, or local government agency or authority with respect to any payments made to any Participant hereunder. To the extent that any taxes are payable by the Trust to any federal, state, or local taxing authorities on account of earnings on Trust assets, the Company shall pay such taxes from its assets other than the Trust Fund.

5.6 Common Fund. The Trustee shall not be required to make separate investments of the Trust Fund for Participants in the absence of direction by the Company, and may administer and invest the deposits made to the Trust by the Company as to all Plans as one Trust Fund. The Trustee also shall not be required to make any separate investments of the Trust Fund for the account of any general creditor of the Company prior to receipt of directions to make payments to such creditor in accordance with Section 8.2.

5.7 Compensation and Expenses. Reasonable compensation as may be agreed in writing upon from time to time between the Company and the Trustee, and all expenses (except those specifically described in the next sentence) reasonably incurred by the Trustee and the Company in the administration of this Trust, including compensation to agents, actuaries, attorneys, accountants, and other persons employed by the Trustee or the Company, as certified by them, shall be paid by the Company directly. Expenses solely attributable to investment of the Trust Fund (such as Investment Manager fees, load or other commission fees, brokerage, postage, express or insurance charges, and stock transfer stamps expense) shall be paid from the Trust Fund to the extent not paid directly by the Company.

5.8 Insurance. The Trustee shall have, without exclusion, all powers conferred on Trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, the Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

5.9 Trustee Only Responsible for Assets Received. The Trustee shall be responsible only for assets actually received by it as Trustee, and shall have no duty to compute amounts to be contributed. Any property acquired by the Trustee through the enforcement or compromise of any claim it has as Trustee will become part of the assets of the Trust Fund.

5.10 Carrying on a Business. Notwithstanding any powers granted to the Trustee pursuant to this Agreement or to applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of Section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Code.

5.11 Proof of Trustee’s Authority. All persons dealing with the Trustee are entitled to rely upon the representations of the Trustee as to its authority and are released from any duty to inquire into its authority for taking or omitting any action or to verify that any money paid or other property delivered to the Trustee is used by the Trustee for Trust purposes. Any action of the Trustee under the Trust Agreement shall be conclusively evidenced for all purposes by a certificate or other document signed by the Trustee, and any such certificate or document shall be evidence of the facts recited in it. All persons shall be protected when acting or relying upon any notice, resolution, instruction, direction, order, certificate, opinion, letter, telegram or other document reasonably believed by such persons to be genuine, to have been signed by the Trustee, and to be the act and deed of the Trustee.

5.12 Maintenance of Trust’s Records. The Trustee shall keep such records as it considers necessary or appropriate for Trust administration. The Trustee’s books and records of the Trust Fund shall be open to inspection by the Company or its designee at any time during regular business hours of the Trustee.

5.13 Trustee’s Accounting Reports to Company. Within sixty (60) days after the close of each calendar year, or within sixty (60) days after the date of the removal or resignation of the Trustee, and at such other times as may be agreed upon by the Company and the Trustee, the Trustee shall render to the Company a periodic account statement of its operation of the Trust Fund covering the period since the previous statement. The Company may approve such account by an instrument in writing delivered to the Trustee. In the absence of the Company’s filing with the Trustee objections to any such account within sixty (60) days after its receipt, the Company shall be deemed to have approved such account.

ARTICLE 6

INVESTMENT FUNDS AND INVESTMENT MANAGERS

6.1 Investment Funds. The Company may direct the Trustee to establish one or more separate investment accounts within the Trust Fund, each separate account being referred to herein as an “Investment Fund”. The Trustee shall transfer to each Investment Fund such portion of the assets of the Trust Fund as the Company directs.

The Trustee shall be under no duty to question, and shall not incur any liability on account of following, any direction of the Company. The Trustee shall be under no duty to review the investment guidelines, objectives and restrictions established, or the specific investment directions given by the Company for any Investment Fund, or to make suggestions to the Company in connection therewith. To the extent that directions from the Company to the Trustee represent investment elections of the Participants, the Trustee shall have no responsibility for such investment elections and shall incur no liability on account of investing the assets of the Trust Fund in accordance with such directions.

All interest, dividends and other income received with respect to, and any proceeds received from the sale or other disposition of securities or other property held in, an Investment Fund shall be credited to and reinvested in such Investment Fund. All expenses of the Trust Fund which are allocable to a particular Investment Fund shall be so allocated and charged. Subject to the provisions of the Plans, the Company may direct the Trustee to eliminate an Investment Fund or Funds, and the Trustee shall thereupon dispose of the assets of such Investment Fund and reinvest the proceeds thereof in accordance with the directions of the Company.

6.2 Investment Managers. The Company may appoint one or more Investment Managers to direct the investment and reinvestment of all or a portion of the Trust Fund or an Investment Fund (hereinafter referred to as an “Investment Account”). If an Investment Manager is appointed, the Trustee shall be subject to all proper directions made in accordance with this Trust Agreement and applicable law. To the extent that Trust assets are to be managed by the Investment Manager, such assets shall be segregated and separately accounted for in accordance with applicable provisions of the Trust Agreement. An Investment Manager may be an affiliate of the Trustee provided that such appointment does not violate any law or regulation.

Any Investment Manager may be removed by the Company and, in the event of removal, the Investment Manager shall, as soon as practicable, return custody of all assets managed by it to the Trustee or to any successor Investment Manager, as directed, and make a full accounting report to the Company with respect to all the assets that it managed, within 30 days from the date of its removal. The Company shall notify the Trustee in writing before the effectiveness of the appointment or removal of any Investment Manager.

The Company shall furnish the Trustee with written notice of the appointment of each Investment Manager hereunder, and of the termination of any such appointment. Such notice shall specify the assets which shall constitute the Investment Account. The Trustee shall be fully protected in relying upon the effectiveness of such appointment and the Investment Manager’s continuing satisfaction of the requirements set forth above until it receives written notice from the Company to the contrary.

The Company shall provide each Investment Manager appointed with respect to an Investment Fund with the investment guidelines for that fund and with any modifications in such investment guidelines made from time to time. Notwithstanding the fact that an Investment Manager may be appointed with responsibility for the management of an Investment Fund, the Trustee shall have the responsibility for the investment of cash balances held by it from time to time as a part of such investment fund in short-term cash equivalents (such as short-term commercial paper, treasury bills, money market mutual funds and similar investments, and for this purpose, the Trustee may invest in any appropriate common, commingled or collective short-term investment fund). In addition, the Trustee shall have the power, right and duty to sell any such short-term investments as may be necessary to carry out the instructions of the Investment Manager with respect to the investment of the investment fund.

The Trustee shall conclusively presume that each Investment Manager, under its investment management agreement, is entitled to act, in directing the investment and reinvestment of the Investment Account for which it is responsible, in its sole and independent discretion and, without limitation, except for any limitations which from time to time the Company and the Trustee agree (in writing) shall modify the scope of such authority. The Trustee shall have no liability:

(a) For following directions, including investment directions of an Investment Manager or the Company, which are given in accordance with this Trust Agreement; or

(b) For any loss of any kind which may result by reason of errors made by the Investment Manager or the Company in the division of the Trust Fund or Investment Fund into Investment Accounts.

An Investment Manager shall certify, at the request of the Trustee, the value of any securities or other property held in any Investment Account managed by such Investment Manager, and such certification shall be regarded as a direction with regard to such valuation. The Trustee shall be entitled to conclusively rely upon such valuation for all purposes under this Trust Agreement. The Trustee shall have the right to request that some part or all of the directions made by an Investment Manager be in writing.

ARTICLE 7

ADMINISTRATION OF THE TRUST

7.1 Directions. Directions from or on behalf of the Company (or its delegate) shall be communicated to the Trustee or the Trustee’s designee only in the manner and in accordance with procedures established by the Company that are acceptable to the Trustee.

7.2 Expenses of Administration. Expenses incurred by the Company, or by any Investment Manager, or any other persons or entities designated to act on behalf of the Company, including reimbursement of expenses incurred in the performance of their respective duties, shall be paid from the Trust unless paid directly by the Company.

7.3 Accumulation Trust. The Trust shall be an accumulation trust, and its principal and income shall be accumulated during the term of the Trust. The Trustee shall hold, preserve, manage, administer, invest and reinvest the assets of the Trust, collect the income therefrom and, after deducting all reasonable charges and expenses properly payable therefrom, hold and distribute such principal and income in accordance with the provisions of the Trust Agreement and any applicable Plan.

7.4 Investment of Trust Fund. The assets of the Trust shall be held and administered as a single Trust Fund. To this end, all assets of the Trust Fund shall be invested and reinvested in the manner provided herein. The Company (or its delegate) and/or one or more Investment Managers shall manage the investment of the Trust. The Trustee shall invest the Trust as directed, and the Trustee shall have no discretionary control over, nor any other discretion regarding, the investment or reinvestment of any asset of the Trust.

7.5 Legal Ownership. The Trustee shall be vested with legal ownership of the assets constituting the Trust Fund. No Participant shall have any claim to or interest in a specific asset of the Trust Fund as a result of any manner of accounting for a Participant’s interest in the Trust or any Plan.

7.6 Denial of Claim. Except as described in this Section 7.6, Participants shall have no right or power to direct or otherwise cause the Trustee to directly pay to them any benefits under any Plan. The Participants shall have only those rights provided in the Plans and this Agreement against the Company in the event that the Company fails or refuses to pay benefits under any Plan.

(a) If a payment under the terms of a Plan has not been made to a Participant who believes that such payment is due and owing, then no later than ninety (90) days after the latest date upon which the payment could have been timely made in accordance with the terms of the applicable Plan (or such later date that is considered to be prompt and reasonable, good faith effort to collect such payment under Code Section 409A), the Participant shall file with the Company a written demand for payment of such benefit. To the extent that the Plan in issue provides for a benefits claim process, such demand must conform with the requirements and procedures of such claims process under the particular Plan. Upon receipt of such demand for payment and within the time requirements of any applicable claim process provided in a Plan or, if none, within thirty (30) calendar days of receipt of such demand for payment, the Company shall respond to the Participant in writing setting forth its decision to grant, deny or modify the Participant’s benefit claim. Any denial or modification of a Participant’s benefit claim shall set forth the reasons for the Company’s decision with specific reference to pertinent Plan provisions. Such denial or modification of a Participant’s benefit shall constitute a “Denial” under this Agreement and the Plan. If, after having made a timely demand, the payment has not been paid to the Participant, the Participant shall have 180 days after the latest date upon which the payment could have been timely made in accordance with the terms of the applicable Plan (or such later date that is considered to be prompt and reasonable, good faith effort to collect such payment under Code Section 409A), to take further enforcement measures or the claim will be completely and forever forfeited.

(b) If a Denial has occurred with respect to benefits and a Participant desires to appeal such Denial, such Participant must notify the Trustee in writing describing the facts and circumstances relating to such Denial. The Participant shall provide a copy of such notice to the Company. The Company may provide the Trustee with an explanation regarding the alleged improper Denial, but the final determination as to whether an improper Denial has occurred shall be made by the Trustee. If the Trustee determines that an improper Denial has occurred, the Trustee shall direct the Company to tender payment to the Participant of the benefits that were subject to such Denial. A determination by the Trustee regarding an alleged improper Denial shall be final unless, prior to a Change of Control, the Company or the Participant invokes arbitration pursuant to Section 7.7 within sixty (60) calendar days of the date of the Trustee’s decision (the “Appeal Period”). Following a Change of Control, the rights of a Participant or the Company to invoke arbitration shall cease. The Company shall be responsible for all reasonable costs of the Trustee in determining whether or not an improper Denial has occurred.

(c) In the event that neither the Company nor the Participant commences arbitration during the Appeal Period, the Company shall have fifteen (15) calendar days following a decision by the Trustee that an improper Denial has occurred regarding a Participant’s benefits under a Plan to tender payment of such benefits due and payable. Following a decision by the arbitrator panel pursuant to Section 7.7 that an improper Denial has occurred and benefits are owed under a Plan, the Company shall have fifteen (15) calendar days to tender full payment of benefits due and payable. A failure or refusal by the Company to tender such payment within such 15-day period or, in the case of any continuing series of payments, to tender any such payment thereafter required within 15 calendar days of the date it is due, shall constitute a “Refusal to Pay.” In the event of a Refusal to Pay, the Trustee shall establish a separate account under the Trust for such Participant and credit thereto an amount that is equal to 100% of the Current Year Obligations of such Participant under the Plan (or Plans) for which the Refusal to Pay occurred. Thereafter, the Trustee shall pay from such separate account to such Participant the benefits he is entitled to receive under the Plan for which such separate account was established. After any separate account is established under the Trust for the benefit of a Participant, none of the assets credited to such separate account shall be available for, or used to pay, Plan benefits to any other Participant.

As of the first day of each calendar year, the Trustee shall determine, pursuant to procedures established by the Trustee, if there continues to be a Refusal to Pay with respect to any Plan. If the Trustee determines that there continues to be a Refusal to Pay with respect to any Plan, the Trustee shall thereupon transfer into the separate account under the Trust for such Participant sufficient assets from the Trust to cause the Participant’s separate account to be equal to 100% of the then Current Year Obligations of such Participant under any applicable Plan with respect to which the separate account was established.

(d) If a timely disputed payment is resolved with the result being that the Participant is entitled to such disputed payment or further payment, such payment shall be made not later than by the end of the first calendar year in which the Participant and the Company enter into a legally binding settlement of such dispute, the Company concedes that the amount is payable, or the Company is required to make such payment pursuant to a final and nonappealable judgment, arbitration award or other binding decision.

(e) The Trustee shall make distributions from the Trust in accordance with the provisions of this Section 7.6, subject to Article 8. If such assets are not sufficient, the Company shall be obligated to make the balance of each such payment when due under the terms of the applicable Plans. The Trustee shall be fully protected in acting without Company direction under this Section 7.6.

7.7 Arbitration. Notwithstanding any provisions of any of the Plans to the contrary, the provisions of this Section 7.7 shall provide the final and exclusive means of the resolution of benefit disputes between the Company and Participants regarding any Plans. If the Company and a Participant cannot agree as to the Participant’s right to a Plan benefit after the Company has responded to the Participant’s claim in accordance with Sections 7.6 (b) and (c), or if the Company fails or refuses to so respond (which failure shall be deemed to constitute a denial in full of the Participant’s claim), then the Company and the Participant, pursuant to the national policy favoring arbitration announced by Congress in the Federal Arbitration Act, 9 D.S.C. § 2, shall resolve by arbitration any and all disputes or controversies arising out of or relating to the Participant’s rights to benefits under the Plan (or Plans) under which the Participant’s claim was made. Arbitration shall be conducted expeditiously in accordance with the Center for Public Resources Rules for Non-Administered Arbitration of Business Disputes (the “Rules”) by three independent arbitrators, of whom the Company shall appoint one and the Participant shall appoint one, in accordance with such Rules for the selection of the arbitration panel. The arbitration shall be governed by the United States Arbitration Act, 9 D.S.C. Section 1-16, as amended from time to time. Judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. The place of arbitration shall be in Houston, Texas or in Montgomery County, Texas. The arbitrators are not empowered to award consequential, indirect, special, punitive or exemplary damages, and each party hereby irrevocable waives any damages in excess of actual damages.

The cost of the arbitration of disputes as provided in this Section 7.7 shall be borne by the Company, unless the arbitrator panel makes a determination that the Participant’s claim was without merit, in which case the Participant shall bear the costs incurred in arbitration or such share of the costs as determined by the arbitrator panel in its award. In any event, the Participant shall bear the cost of his attorney’s fees and expenses unless otherwise determined by the arbitrator panel in its award.

7.8 Missing Persons. If any payment directed to be made by the Trustee from the Trust is not claimed by the person entitled thereto, the Trustee shall notify the Company of that fact. The Trustee thereafter shall have no obligation to search for or ascertain the whereabouts of any payee under the Trust.

ARTICLE 8

TRUSTEE RESPONSIBILITY REGARDING PAYMENTS TO TRUST BENEFICIARY

WHEN COMPANY IS INSOLVENT

8.1 Insolvency. The Trustee shall cease the payment of all benefits to Participants if the Company is Insolvent. The Trust Fund assets shall be general assets of the

Company and, as such, shall remain subject to claims of the general creditors of the Company (including Participants) under applicable state and federal law. Nothing in the Trust Agreement shall affect the rights of Participants as general unsecured creditors of the Company under the Trust or any Plan. No Participant shall have any preferred claim on or any beneficial ownership in the Trust Fund prior to the time for distribution to such Participant. Any rights of Participants under any Plan and the Trust Agreement shall be mere unsecured contractual rights against the Company.

Nothing in the Trust Agreement shall in any way (a) diminish any rights of Participants to pursue their rights as general creditors of the Company with respect to benefits due under any Plan or otherwise or (b) relieve the Company or an Affiliated Entity of any liability whatsoever to pay any and all benefits due under any Plan.

8.2 Claims of General Creditors. At all times during the continuance of this Trust, the principal and income of the Trust shall be subject to claims of general creditors of the Company under federal and state law, pursuant to the following procedures:

(a) The Board and the Chief Executive Officer of the Company (“CEO”) shall have the duty to inform the Trustee in writing of Company’s Insolvency. If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall determine whether the Company is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to Participants.

(b) Unless the Trustee has actual knowledge of the Company’s Insolvency, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events rely on such evidence concerning the Company’s solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company’s solvency.

(c) If at any time the Trustee has determined that the Company is Insolvent, the Trustee shall discontinue payments to the Participants and shall hold the Trust for the benefit of the Company’s general creditors. Nothing in this Agreement shall in any way diminish any rights of Participants to pursue their rights as general creditors of the Company with respect to benefits due under the Plans or otherwise.

(d) The Trustee shall resume the payment of benefits to Participants only after the Trustee has determined that the Company is not Insolvent or is no longer Insolvent.

After the Trustee receives notice that the Company is Insolvent, the Trustee shall deliver any undistributed assets of the Trust Fund to satisfy such claims of the general creditors of the Company as a court of competent jurisdiction may direct. The Trustee shall have the right to pay the assets of the Trust into such court in an interpleader proceeding for the purpose of being directed by such court as to the proper disposition of such assets.

If any person claiming to be a creditor of the Company files a claim with the Trustee against the assets of the Trust Fund, the Trustee shall determine, within 30 days after receipt of such claim, whether the Company is Insolvent. Pending such determination of the Company’s Insolvency by the Trustee, the Trustee shall discontinue payments to the Participants and Beneficiaries. The Trustee shall resume holding the Trust assets for the benefit of the affected Participants and resume making any payments under the Plan to the affected Participants only after the Trustee has determined that the Company is not Insolvent (or is no longer Insolvent, if the Trustee initially determined the Company to be Insolvent).

8.3 Resumption of Payments to Participants. Provided that there are sufficient assets in the Trust, if the Trustee discontinues the payment of benefits from the Trust pursuant to Section 8.2 and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Participants under the terms of the Plans for the period of such discontinuance, less the aggregate amount of any payments made to Participants by the Company in lieu of the payments provided for hereunder during any such period of discontinuance.

ARTICLE 9

RESIGNATION OR REMOVAL OF TRUSTEE

9.1 Resignation or Removal of Trustee. The Trustee may resign at any time by giving thirty (30) calendar days prior written notice to the Company and the Investment Manager. Subject to the following paragraph, the Company may remove a Trustee by giving thirty (30) calendar days prior written notice to the Trustee, provided that such removal shall not become effective until the time immediately preceding the appointment of a successor Trustee pursuant to Section 9.2. Notwithstanding the foregoing, the Company may not remove the Trustee for the three-year period following the date of a Change of Control.

9.2 Successor Trustee. In the event of the resignation or removal of the Trustee, a successor Trustee shall be appointed by the Company in writing as soon as practicable. A successor Trustee shall be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at, least $50,000,000, and subject to supervision or examination by Federal or State authority. Written notice of such appointment shall be given by the Company to the predecessor Trustee and any Investment Manager.

9.3 Duties of Predecessor Trustee and Successor Trustee. Upon the appointment of a successor Trustee, the removed or resigning Trustee shall transfer and deliver the Trust Fund to such successor Trustee after reserving such reasonable amounts as necessary to provide for any expenses or fees chargeable against the Trust. The former Trustee shall execute any instruments necessary or reasonably requested by the Company or the successor Trustee to evidence the transfer. A Trustee that resigns or is removed shall promptly furnish to the Company and the successor Trustee a final account of its administration of the Trust.

A successor Trustee shall succeed to the right and title of the predecessor Trustee in the Trust, and the predecessor Trustee shall deliver the property comprising the Trust to the successor Trustee together with any instruments of transfer, conveyance, assignment, and further assurances as may be reasonably requested or required. Each successor Trustee shall have all the powers, rights, and duties conferred by this Agreement as if named the initial Trustee, and all references herein to “Trustee” shall refer to the successor Trustee as of and following the effective time of such appointment. Subject to applicable law, no successor Trustee shall be liable for any act or failure to act of a predecessor Trustee. Upon settlement of the account and transfer of the Trust assets to the successor Trustee, all rights and privileges under this Trust Agreement shall vest in the successor Trustee. Neither the Trustee nor its successor shall be liable for the acts of the other except as required by law which cannot be waived.

ARTICLE 10

EFFECT OF CHANGE OF CONTROL

10.1 Potential Change of Control. For purposes of this Agreement, the term “Potential Change of Control” shall be deemed to have occurred upon the date that a transaction is made known publicly that, if consummated, would result in a Change of Control. In the event that the transaction is not consummated within two (2) years from the date the Potential Change of Control was triggered without a Change of Control occurring, the Potential Change of Control shall be deemed void.

10.2 Change of Control. For purposes of this Agreement, the term “Change of Control” shall be deemed to have occurred on the date as of the first day anyone or more of the following conditions shall have been satisfied:

(a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (a) of this Section 10.2; or

(b) Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date, whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent

Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c) Consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than sixty percent (60%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially own, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

10.3 Funding Upon a Change of Control. Upon a Change of Control, the Company shall, as soon as possible, but in no event longer than thirty (30) calendar days following the Change of Control make an irrevocable contribution to the Trust in an amount equal to the then Current Aggregate Accrued Obligations. As of each January 1, the Company shall make an irrevocable contribution to the Trust in an amount sufficient to cause the then value of the Trust to be equal to the Current Aggregate Accrued Obligations as of the December 31 immediately preceding such January 1.

10.4 Elimination of Investment Restrictions and Changes to Article 6 Upon a Change of Control. Immediately upon a Change of Control, Sections 7.4 and 5.2 shall become inapplicable and of no force and effect. Any action taken by the Company pursuant to Article 6 shall require the consent of the Trustee, which consent shall not be unreasonably withheld.

10.5 Amendment of Trust Agreement Without Consent of Participants. Following a Potential Change of Control or a Change of Control, this Agreement may be amended by the Company at any time pursuant to Section 11.1, without the consent of Participants pursuant to Section 10.6, but only to the extent necessary to (a) maintain the status of the Trust as a “grantor trust” under the Code, (b) evidence the succession of another corporation to the Company and the assumption by any such successor of this Agreement, (c) cure any ambiguity, or to correct or supplement any provision herein, which is determined to be inconsistent with any other provision herein, (d) make any other changes with respect to matters or questions arising under this Agreement which do not adversely affect the interest of any Participant in any material respect, or (e) to make any technical amendments which are required in order to comply with any applicable law or regulation that cannot be waived. In the event a Change of Control does not occur within two (2) years of notification that a Potential Change of Control has occurred, the Company’s right to amend the Trust without the consent of the Participants shall be restored without regard to Section 10.6.

10.6 Amendment of Trust Agreement With Consent of Participants. Subject to Section 10.5, following a Potential Change of Control or a Change of Control, this Agreement may be amended by the Company only with the prior written consent of a majority of Participants who, at the time such amendment is sought, are listed on the Payment and Obligation Schedule. Upon receipt of a request from the Company for an amendment at such time, the Trustee shall be responsible for securing such consents in a timely fashion. Unless ordered by a court of competent jurisdiction, the Trustee shall not reveal to the Company (or to any other person) any information concerning such consents, except whether the required majority has been achieved.

10.7 Additional Participants. Following a Potential Change of Control or a Change of Control, the Company may not add Participants to the Payment and Obligation Schedule unless the Company makes an irrevocable contribution to the Trust in an amount equal to the then Current Aggregate Accrued Obligation of each such Participant.

10.8 Notification of Potential Change of Control or a Change of Control The Chief Executive Officer, the Chief Financial Officer or the General Counsel of the Company shall have the specific authority to determine whether a Potential Change in Control or Change in Control has transpired, and to determine whether the Potential Change in Control is void under the guidance of this Section 10 and shall be required to give the Trustee notice of a Potential Change in Control, a Change in Control, or a void Potential Change in Control. The Trustee shall be entitled to rely upon such notice, but if the Trustee receives notice of a Change in Control from another source, the Trustee shall make its own independent determination

ARTICLE 11

AMENDMENT OR TERMINATION

11.1 Amendment. Subject to Sections 10.5 and 10.6:

(a) This Agreement may be amended by a written instrument executed by the Trustee and by a Vice President or higher level officer of the Company, or as approved or adopted by resolution of the Board or its Compensation and Benefits Committee. Notwithstanding the foregoing, no such amendment shall directly conflict with the terms of the Plans or shall make the Trust revocable.

(b) The duties and liabilities of the Trustee under this Agreement cannot be changed without the Trustee’s written consent, which shall not be unreasonably withheld.

(c) No amendment shall be made to this Trust Agreement that shall (i) cause it or the assets of the Trust Fund to be governed by or subject to Part 2, 3 or 4 of Title I of ERISA, or (ii) adversely affect any benefits accrued under any Plan as of the date of such amendment in respect of any Participant.

(d) The Company, from time to time, may add, remove, amend or modify additional Plans to be covered by this Trust by formal amendment to this Trust Agreement. Such a designation shall be in writing, signed by the appropriate officer of the Company, and filed with the Trustee together with the new version of Appendix A which shall be attached to the Agreement. The Plans are incorporated herein by this reference.

11.2 Termination.

(a) All the rights, titles, powers, duties, discretions, and immunities imposed on or reserved to the Trustee, the Company, the Board and any Investment Manager, shall continue in effect with respect to the Trust until all benefits payable to Participants under the Plans have been paid and all assets in the Trust have been distributed by the Trustee under the terms of the Trust and the Plans.

(b) The Trust shall terminate upon the expiration of twenty-five years from the Effective Date and shall automatically renew for an additional period of twenty-five (25) years unless the Company provides written notice to the Trustee to the contrary no later than thirty (30) calendar days prior to the date the Trust would otherwise terminate. Prior to termination of the Trust pursuant to the preceding sentence, the Trust shall not terminate unless Participants are no longer entitled to benefits pursuant to the terms of any of the Plans. Upon the date that Participants are no longer entitled to any benefits pursuant to the terms of any of the Plans, the Trust shall terminate. Upon termination of this Trust, the Trustee shall reserve such reasonable amounts as it may deem necessary to provide for the payment of expenses or fees then or thereafter chargeable to the Trust. Upon termination of this Trust, the Trustee shall continue to have such of the powers provided in this Agreement as are necessary or desirable for the orderly liquidation and distribution of the Trust. Upon termination of the Trust, any assets remaining in the Trust shall be returned to Company.

11.3 Duration. Subject to Section 11.2(b), the Trust is hereby declared to be irrevocable and shall continue until (a) all benefits or other payments required by the Plans have been made to Participants and Beneficiaries and all expenses of the Trust have been fully paid or (b) until the Trust Fund contains no assets and retains no claims to recover assets from the Company or any other person or entity, whichever shall first occur. In the event that the Trust Fund contains no assets, the Trustee shall not be required to initiate, pursue or continue any claim to recover assets unless and until arrangements satisfactory to the Trustee have been made to pay or reimburse the Trustee’s reasonable fees and expenses.

11.4 Distribution upon Termination. If this Trust terminates, the Trustee shall liquidate the Trust Fund and, after its final account has been settled, shall distribute to the Company the net balance of any assets of the Trust remaining after (a) all expenses of the Trust have been paid and (b) all benefits have been fully distributed to the Participants or Beneficiaries. The powers of the Trustee hereunder shall continue so long as any assets of the Trust Fund remain under its control or the control of an Investment Manager.

11.5 Consolidation or Merger of the Company. The Trust will not automatically terminate with respect to the Company in the event it consolidates, merges and is not the surviving corporation, sells substantially all of its assets, is a party to a reorganization and substantially all of its assets are transferred to another entity, liquidates or dissolves, if there is a successor organization to the Company. The resulting successor organization shall continue the Trust simultaneously with the effective date of such corporate event.

ARTICLE 12

LIABILITY AND INDEMNIFICATION

12.1 Liabilities Mutually Exclusive. To the extent permitted by law, the Company, the Trustee, members of the Board, Company officers, and any Investment Manager, shall be responsible only for its or their own acts or omissions. Notwithstanding the foregoing, such individuals or entities may be separately provided indemnification protection that may reallocate such economic responsibility.

12.2 Indemnification. The Company hereby agrees to indemnify and hold harmless the Trustee from and against any losses, damages, liabilities, claims, costs, or expenses (including reasonable attorneys’ fees) which the Trustee may reasonably incur by reason of the negligence or willful misconduct of the Company. In making any distributions and taking any other action hereunder, the Trustee may rely upon and shall be fully protected in relying upon, any notice, certificate, or other paper or written document provided by an authorized person on behalf of the Company and believed to be genuine. The Trustee hereby agrees to indemnify and hold harmless the Company from and against losses, damages, liabilities, claims, costs or expenses (including reasonable attorney’s fee) which the Company may reasonably incur by reason of the negligence or willful misconduct of the Trustee.

12.3 Trustee’s Actions Conclusive. Except as otherwise provided by law, the Trustee’s exercise or nonexercise of its powers and discretion in good faith shall be conclusive on all persons. No one shall be obliged to see to the application of any money paid or property delivered to the Trustee, except to the extent such person is acting as an Investment Manager as respects such money or property. The certificate of the Trustee that it is acting in accordance with this Agreement will fully protect all persons dealing with the Trustee. If there is a disagreement between the Trustee and anyone as to any act or transaction reported in any accounting, the Trustee shall have the right to a settlement of its account by any court of competent jurisdiction in Texas.

ARTICLE 13

MISCELLANEOUS

13.1 Severability. Any provision of this Agreement prohibited by law shall be ineffective but only to the extent of any such prohibition, without invalidating or affecting the enforceability of the remaining provisions hereof.

13.2 Nonalienation. Benefits payable to Participants under this Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered, or subjected to attachment, garnishment, levy, execution, or other legal or equitable process.

13.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Texas without regard to its conflicts of law principles, to the extent not preempted by federal law.

13.4 Evidence. Evidence required of anyone under this Agreement shall be signed, made, or presented by the proper party or parties and may be by certificate, affidavit, document, or other information, which the person acting on it considers pertinent and reliable.

13.5 Notice and Waiver of Notice. Any notice required under any of the provisions of this Trust Agreement shall be deemed effectively given only if such notice is in writing and is delivered personally or by certified or registered mail, addressed to the addresses as set forth below of the parties hereto. The addresses of the parties are as follows:

(a)	The Company:

Anadarko Petroleum Corporation

Attention: Executive Compensation Department

1201 Lake Robbins Drive

The Woodlands, Texas 77380

(b)	The Trustee:

Wachovia Bank, National Association

Attention: Executive Benefits Group

One West Fourth Street, NC 6251

Winston-Salem, NC 27101

The Company or Trustee may at any time change the address to which notices are to be sent to it by giving written notice thereof in the manner provided above. Not withstanding the provisions of this Section 13.5, any notice required under any provisions of this Trust Agreement may be waived by the person entitled to such notice.

13.6 Counterparts. This Agreement may be executed in two or more counterparts, anyone of which will be an original without reference to the others.

13.7 Gender and Number. Except when otherwise indicated by the context, words denoting the masculine gender shall include the feminine; the singular shall include the plural, and the plural shall include the singular.

13.8 Scope of this Agreement. The Plans and this Agreement will be binding on all persons entitled to benefits hereunder and their respective heirs and legal representatives, and upon the Company, the Trustee and any Investment Managers, and their successors and assigns.

13.9 Statutory References. Any references in this Agreement to a section of the Code and other statutes shall include any comparable section or sections of any future legislation that amends, supplements, or supersedes such sections.

13.10 Merger of Trustee. If the Trustee at any time acting hereunder shall be merged or consolidated with, or shall sell or transfer substantially all of its assets and business to another corporation, state or federal, or shall be in any manner reorganized or reincorporated, then the corporation resulting therefrom, or the corporation to which such sale or transfer shall be made, shall be deemed to be the Trustee then acting hereunder.

13.11 Construction. The headings contained herein are inserted only as a matter of convenience and for reference and in no way define, limit, enlarge, or describe the scope or intent of the Plans and in no way shall affect the Plans or the construction of any provision of this Trust Agreement. The words “herein,” “hereof,” “hereunder,” and other similar compounds of the word “here” shall refer to the entire Trust Agreement not to any particular article, section or provision of the Trust Agreement.

13.12 Situs. At all times, the Trust and its assets shall be located within the United States.

13.13 Trust Not an Employment Contract with Participants. The adoption and maintenance of the Trust shall not be deemed to be a contract between the Company and any

Participant that gives any Participant the right to be retained in the employment of the Company (or, if a director, to remain as a director of the Company) or an Affiliated Entity; to interfere with the rights of the Company or an Affiliated Entity to discharge any employee at any time; or to interfere with the employee’s right to terminate his employment at any time.

13.14 Spendthrift Provisions. No amount payable or to become payable from the Trust will be subject: (a) to anticipation or assignment by any person entitled to receive benefits under any Plan; (b) to attachment by, interference with, or control of any creditor of any person entitled to receive benefits under any Plan; or (c) to being taken or reached by any legal or equitable process in satisfaction of any debt or liability of any person entitled to receive benefits under any Plan. Any attempted conveyance, transfer, assignment, mortgage, pledge, or encumbrance of the Trust Fund, any part of it or any interest in it, by any person entitled to receive benefits under any Plan prior to distribution will be void, whether that conveyance, transfer, assignment, mortgage, pledge, or encumbrance is intended to be effective before or after any distribution of Trust assets or the termination of the Trust Fund. In addition, the Trustee shall not recognize any conveyance, transfer, assignment, mortgage, pledge or encumbrance by any person entitled to receive benefits under any Plan, or to pay any amount to any creditor or assignee of such person for any cause whatsoever. However, this Section 13.14 shall not affect the provisions of Article 8 regarding the claims of general creditors of the Company.

[Signature page follows.]

IN WITNESS WHEREOF, the Company and Trustee have caused this amended and restated Trust Agreement to be executed by their duly authorized officers, in multiple counterparts, each of which shall be deemed to be an original, effective as of the Effective Date.

COMPANY:

ANADARKO PETROLEUM CORPORATION

By:	/s/ Robert G. Gwin
Name:	Robert G. Gwin
Title:	Senior Vice President

TRUSTEE:

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ D. Michael Hill
Name:	D. Michael Hill
Title:	Senior Vice President